Exhibit 99.3

Ozop Energy Solutions, Inc. Achieves Milestone with Completion of Phase Two of its’ OZOP ARC Prototype

Ozop Gears Up for Demonstrations to Prominent Lighting Specifiers

Warwick, NY, October 26, 2023 (GLOBE NEWSWIRE) — Ozop Energy Solutions, Inc. (OZSC or the “Company”), is pleased to announce the successful completion of Phase Two of the prototype for its pioneering lighting controls system, OZOP ARC. The system, now fully operational, embodies the fusion of feedback from industry veterans and Ozop’s innovative engineering, resulting in an enriched product with new features enhancing its usability and functionality.

The upcoming schedule includes dedicated demonstrations to a host of lighting representatives in New York and New Jersey, a notable highlight being a personalized demo to one of the largest lighting specifiers in NYC. This engagement follows their express interest in the OZOP ARC system and a request for a production timeline, showcasing the stirring anticipation and confidence in Ozop’s solution within industry circles.

Brian Conway, CEO of Ozop Energy Solutions, Inc., stated, “The journey from Phase One to a fully operational system in Phase Two exemplifies the symbiotic relationship between valuable feedback and our relentless pursuit of innovation. The inclusion of new features, spurred by insights from industry veterans, has propelled the OZOP ARC system to a new echelon of lighting control solutions. The forthcoming demonstrations, especially to a highly esteemed lighting specifier in NYC, marks a significant stride towards a production timeline, embodying our vision to continuously evolve and meet the discerning demands of the modern lighting environment.”

The OZOP ARC is a beacon of how wired and wireless lighting controls can harmoniously meld, offering a novel perspective on how lighting systems are conceptualized, implemented, and managed. The now fully operational status of OZOP ARC is a monumental stride towards actualizing a cost-effective, adaptable, and state-of-the-art lighting control solution, tailored to the multifaceted needs of contemporary infrastructural setups.

The demonstrations are slated to showcase the intuitive web interface, robust networked technologies, and advanced system coherence of OZOP ARC. We look to engage in meaningful dialogues with industry representatives, further fine-tuning the system to meet the nuanced demands of the lighting industry. Additional details on the Ozop Arc were highlighted in Ozop Energy Solutions press release dated August 15th, 2023.

Ozop Energy Solutions, Inc. Completes Phase One of (globenewswire.com)

About Ozop Energy Solutions, Inc.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high-power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design, Inc.

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a resolute design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners, Inc.

Ozop Capital Partners Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is a licensed reinsurance company that will market and distribute a vehicle service contract for the electric vehicle market, focusing on battery replacement, repair, and roadside assistance products.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com